UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 1, 2012

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 27th Floor New York, New York 10022 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On November 1, 2012, Spectrum Brands Holdings, Inc. (“Spectrum Brands”), a majority owned subsidiary of Harbinger Group Inc. (“HGI”), issued a press release announcing that its wholly-owned subsidiary, Spectrum Brands Escrow Corp. (the “Escrow Issuer”), had entered into a purchase agreement with the initial purchasers named therein.  The initial purchasers have agreed to purchase, and the Escrow Issuer has agreed to sell, $520 million aggregate principal amount of its 6.375% Senior Notes due 2020 (the “2020 Notes”) and $570 million aggregate principal amounts of its 6.625% Senior Notes due 2022 (the “2022 Notes” and, together with the 2020 Notes, the “Notes”). Spectrum Brands, Inc. (“SBI”), a subsidiary of Spectrum Brands, intends to assume Escrow Issuer's obligations under the Notes and to use the proceeds of the Notes to fund a portion of the purchase price and related fees and expenses for the previously announced and pending acquisition of the hardware and home improvement business from Stanley Black & Decker, Inc. (the “Acquisition”). Upon the closing of the Acquisition, the Notes will be assumed by SBI and be fully and unconditionally guaranteed by certain of SBI’s subsidiaries.

The 2020 Notes were priced at 100.00% of par with a coupon of 6.375%, plus accrued interest, if any, from November 16, 2012. The 2022 Notes were priced at 100.00% of par with a coupon of 6.625%, plus accrued interest, if any, from November 16, 2012.

Interested parties should read Spectrum Brands’ announcements and public filings regarding the Notes and Acquisition.

Forward-Looking Statements:

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this report regarding the Notes and Acquisition contain forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the ability of HGI’s subsidiaries to generate sufficient net income and cash flows to make upstream distributions, capital market conditions, the risk that HGI may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI's Annual Report on Form 10-K for fiscal year ended September 30, 2011, and HGI's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2012, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Neither HGI nor any of its affiliates undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Thomas A. Williams
Name:	Thomas A. Williams
Title:	Executive Vice President and Chief Financial Officer

Dated:  November 2, 2012